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                                                                    EXHIBIT 99.1


                HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

                            DEBT SECURITIES RATINGS


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                                                                                       Duff &
                                                   Standard     Moody's                Phelps
                                                   & Poor's    Investors   Fitch      Credit     Thomson
                                                  Corporation   Service    IBCA      Rating Co.  BankWatch
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At December 31, 1998
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
Household Finance Corporation
  Senior debt                                               A         A2         A+          A+         A+
  Senior subordinated debt                                 A-         A3          A           A          A
  Commercial paper                                        A-1        P-1        F-1     Duff 1+      TBW-1
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Household Bank (Nevada), N.A.
  Senior debt                                               A         A2         A+          A+         A+
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